Exhibit 99.1

Perella Weinberg Partners Reports Second Quarter 2022 Results

•Second Quarter 2022 Revenues of $151.1 Million; First Half 2022 Revenues of $303.0 Million
•Adjusted Operating Income Margin of 15.4% for the Second Quarter 2022 and 15.1% for the First Half 2022; GAAP Operating Loss Margin of (6.0)% for the Second Quarter 2022 and (6.4)% for the First Half 2022
•Adjusted Net Income of $23.1 Million for the Second Quarter 2022 and $43.6 Million for the First Half 2022; GAAP Net Income of $2.7 Million for the Second Quarter 2022 and $3.7 Million for the First Half 2022
•Year-to-Date have Added Six Advisory Partners, with Two Additional Partners Joining the Firm in the Third Quarter; Continue to Add Talent to Support Strategic Growth And Expand Coverage and Expertise
•Expanded Board of Directors to Include Two Additional Independent Members, Elizabeth Cogan Fascitelli and Kristin W. Mugford
•No Outstanding Indebtedness; Strong Balance Sheet
•Returned $51.7 Million in Capital During the First Six Months of 2022 via the Repurchase of Shares and Share Equivalents, Primarily in the Open Market
•Declared Quarterly Dividend of $0.07 Per Share

NEW YORK, NY, August 4, 2022 – Perella Weinberg Partners (the “Firm” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2022. The Firm reported second quarter revenues of $151.1 million for the three months ended June 30, 2022, compared with $255.5 million for the three months ended June 30, 2021. GAAP net income and adjusted net income were $2.7 million and $23.1 million, respectively, for the three months ended June 30, 2022, compared with GAAP net income of $9.0 million and adjusted net income of $61.7 million for the three months ended June 30, 2021. GAAP diluted net income per Class A share and adjusted diluted if-converted net income per Class A share were $0.00 and $0.22, respectively, for the three months ended June 30, 2022.
First half 2022 revenues were $303.0 million, compared with $425.3 million for the first half of 2021. GAAP net income and adjusted net income were $3.7 million and $43.6 million, respectively, for the six months ended June 30, 2022, compared with GAAP net income of $31.5 million and adjusted net income of $93.2 million for the six months ended June 30, 2021. GAAP diluted net income per Class A share and adjusted diluted if-converted net income (loss) per Class A share were ($0.01) and $0.41, respectively, for the six months ended June 30, 2022.

“Since entering the public markets a year ago, we have made great strides towards the goals and strategic vision we laid out at the outset – most notably growth through the expansion of our partner base and the return of capital to shareholders, having repurchased nearly $50 million of stock in the open market this year. We are exceptionally well positioned to capitalize on future growth opportunities and will use the current operating environment to our advantage to accelerate investment in our business. We are committed to supporting our clients and helping them navigate this uncertain backdrop and in turn providing long-term value to our shareholders, with whom we are greatly aligned.” stated Peter Weinberg, Chief Executive Officer.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Three Months Ended June 30,
	2022	2021	2022	2021
Revenues	$151,104	$255,520	$151,104	$255,520
Operating expenses
Total compensation and benefits	127,014	171,469	96,763	162,931
Non-compensation expenses	33,103	34,565	31,031	29,978
Operating income (loss)	(9,013)	49,486	23,310	62,611
Total non-operating income (expenses)	14,820	(39,965)	4,763	(527)
Income (loss) before provision for income taxes	5,807	9,521	28,073	62,084
Income tax benefit (expense)	(3,141)	(521)	(4,952)	(370)
Net income (loss)	$2,666	$9,000	$23,121	$61,714
Net income (loss) attributable to non-controlling interests	(6,599)	21,499
Net income (loss) attributable to Perella Weinberg Partners	$9,265	$(12,499)
Net income (loss)			$23,121
Less: Adjusted income tax benefit (expense)			4,952
Add: If-converted tax impact			(8,004)
Adjusted if-converted net income (loss)			$20,069
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.21	$(0.29)
Diluted	$0.00	$(0.32)
Diluted, If-Converted			$0.22	NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	44,584,181	42,956,667
Diluted	90,688,871	94,013,583	90,730,525

(1)For the three and six months ended June 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through June 30, 2021, the period following the Business Combination. Similarly, adjusted net income (loss) per Class A share - Diluted, If Converted for the three months ended June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Selected Financial Data (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	U.S. GAAP		Adjusted
	Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$302,980	$425,322	$302,980	$425,322
Operating expenses
Total compensation and benefits	255,149	287,096	193,964	272,236
Non-compensation expenses	67,203	60,696	63,199	54,464
Operating income (loss)	(19,372)	77,530	45,817	98,622
Total non-operating income (expenses)	29,227	(43,478)	7,201	(3,006)
Income (loss) before provision for income taxes	9,855	34,052	53,018	95,616
Income tax benefit (expense)	(6,137)	(2,545)	(9,390)	(2,394)
Net income (loss)	$3,718	$31,507	$43,628	$93,222
Net income (loss) attributable to non-controlling interests	(14,441)	44,006
Net income (loss) attributable to Perella Weinberg Partners	$18,159	$(12,499)
Net income (loss)			$43,628
Less: Adjusted income tax benefit (expense)			9,390
Add: If-converted tax impact			(15,561)
Adjusted if-converted net income (loss)			$37,457
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.40	$(0.29)
Diluted	$(0.01)	$(0.32)
Diluted, If-Converted			$0.41	NM
Weighted-average shares of Class A common stock outstanding (1)
Basic	45,247,373	42,956,667
Diluted	91,953,077	94,013,583	92,121,512

(1)For the three and six months ended June 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through June 30, 2021, the period following the Business Combination.Similarly, adjusted net income (loss) per Class A share - Diluted, If Converted for the six months ended June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Revenues

For the second quarter 2022, revenues were $151.1 million, a decrease of 41% from $255.5 million for the second quarter 2021, which represented a record quarter for the firm. For the first half 2022, revenues were $303.0 million, a decrease of 29% from $425.3 million for the first half 2021, which also represented a record period for the firm. The period-over-period decline, for both the second quarter and first half 2022, was primarily driven by a reduction in mergers and acquisition activity across most industry groups, as well as a step down in restructuring and liability management advice, as compared to the same periods in 2021. The decrease in revenues can be attributed to both fewer advisory transaction completions and a decrease in average fee size per client.

Expenses

	U.S. GAAP		Adjusted
(Dollars in thousands)	Three Months Ended June 30,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$127,014	$171,469	$96,763	$162,931
% of Revenues	84%	67%	64%	64%
Non-compensation expenses	$33,103	$34,565	$31,031	$29,978
% of Revenues	22%	14%	21%	12%

GAAP total compensation and benefits were $127.0 million for the second quarter of 2022, compared to $171.5 million for the second quarter of 2021. Adjusted total compensation and benefits were $96.8 million for the second quarter of 2022 as compared to $162.9 million for the same period a year ago. The decrease in both GAAP total compensation and benefits and adjusted total compensation and benefits in the second quarter of 2022 was due to a smaller bonus accrual associated with lower revenues. On a GAAP basis, the smaller bonus accrual was partially offset by increased equity-based compensation related to Restricted Stock Units “RSUs” issued in connection with or subsequent to the Business Combination.

GAAP non-compensation expenses were $33.1 million for the second quarter of 2022, compared with $34.6 million for the second quarter of 2021. Adjusted non-compensation expenses were $31.0 million for the second quarter of 2022, compared with $30.0 million for the same period a year ago. The decrease experienced in GAAP non-compensation expenses was a result of elevated professional fees in the second quarter of 2021 related to one-time costs associated with the Business Combination partially offset by an increase in travel and related expenses as pandemic-related restrictions ease, increased public company costs including D&O insurance, and a bad debt reserve. The increase in non-compensation expenses on an adjusted basis was primarily driven by these same items partially offset by a reduction in professional fees related to co-advisory fees and legal spend and lower rent and occupancy costs as a result of lease extension renegotiation.

	U.S. GAAP		Adjusted
(Dollars in thousands)	Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses
Total compensation and benefits	$255,149	$287,096	$193,964	$272,236
% of Revenues	84%	68%	64%	64%
Non-compensation expenses	$67,203	$60,696	$63,199	$54,464
% of Revenues	22%	14%	21%	13%

GAAP total compensation and benefits were $255.1 million for the six months ended June 30, 2022, compared to $287.1 million for the six months ended June 30, 2021. Adjusted total compensation and benefits were $194.0 million for the six months ended June 30, 2022, compared to $272.2 million for the six months ended June 30, 2021. The decrease in both GAAP total compensation and benefits and adjusted total compensation and benefits was due to a smaller bonus accrual associated with lower revenues. On a GAAP basis, the smaller bonus accrual was partially offset by increased equity-based compensation related to RSUs issued in connection with or subsequent to the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

GAAP non-compensation expenses were $67.2 million for the six months ended June 30, 2022, compared with $60.7 million for the six months ended June 30, 2021. Adjusted non-compensation expenses were $63.2 million for the six months ended June 30, 2022, compared with $54.5 million for the six months ended June 30, 2021. The increase experienced in both GAAP non-compensation expenses and non-compensation expenses on an adjusted basis was primarily driven by an increase in travel and related expenses as pandemic-related restrictions ease, increased public company costs including D&O insurance, an increase in professional fees related to recruiting, and a bad debt reserve, partially offset by lower rent and occupancy costs as a result of lease extension renegotiation.

Provision for Income Taxes

Perella Weinberg Partners currently owns 47.53% of the operating partnership (PWP Holdings LP) and is subject to U.S. federal and state corporate income tax. Income earned by the operating partnership is subject to certain state and foreign income taxes.

Prior to the close of the Business Combination on June 24, 2021, all of our operating income was derived from the predecessor PWP entity and was not subject to U.S. corporate income tax.

For purposes of calculating adjusted if-converted net income, we have presented our results as if all partnership units had been converted to shares of Class A Common Stock, and as if all of our adjusted income for the period was subjected to U.S. corporate income tax. For the six months ended June 30, 2022, the effective tax rate for adjusted if-converted net income was 29.4%.

Balance Sheet and Capital Management

As of June 30, 2022, PWP had $265.1 million of cash, cash equivalents and short-term investments in U.S. Treasury Securities. The Firm has no outstanding indebtedness and has an undrawn revolving credit facility.

The Board of Directors of PWP has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 12, 2022 to Class A common stockholders of record on September 2, 2022.

During the three months ended June 30, 2022, PWP net settled 52,759 share equivalents to satisfy tax withholding obligations at an average price per share of $6.80, and repurchased 6,267,904 shares at an average price per share of $6.97 in open market transactions pursuant to PWP’s Class A common stock repurchase program. The aggregate 6,320,663 shares were acquired at an average price per share of $6.97 for a total cost of $44.0 million.

During the six months ended June 30, 2022, PWP net settled 612,162 share equivalents to satisfy tax withholding obligations at an average price per share of $10.51, and repurchased 6,440,207 shares at an average price per share of $7.03 in open market transactions pursuant to PWP’s Class A common stock repurchase program which went into effect on March 25, 2022. The aggregate 7,052,369 shares were acquired at an average price per share of $7.33 for a total cost of $51.7 million.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Conference Call and Webcast

Management will host a webcast and conference call on Thursday, August 4, 2022 at 9:00 am ET to discuss PWP’s financial results for the second quarter ended June 30, 2022.

The conference call will be made available in the Investors section of PWP’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 225-9448

•International: (203) 518-9708

•Conference ID: PWPQ222

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through August 11, 2022. To access the replay, dial (888) 562-2845 (Domestic) or (402) 220-7357 (International). The replay can also be accessed on the investors section of PWP’s website at https://investors.pwpartners.com/.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and the financial sponsor community. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 600 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Additional Information

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of PWP’s website at https://investors.pwpartners.com/.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com
For Perella Weinberg Partners Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•the projected financial information, anticipated growth rate, and market opportunity of the Firm;
•the ability to maintain the listing of the Firm’s Class A common stock and warrants on Nasdaq following the Business Combination;
•our public securities’ potential liquidity and trading;
•our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;
•members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;
•factors relating to the business, operations and financial performance of the Firm, including:
•whether the Firm realizes all or any of the anticipated benefits from the Business Combination;
•whether the Business Combination results in any increased or unforeseen costs or has an impact on the Firm’s ability to retain or compete for professional talent or investor capital;
•global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”) as well as the impact of recent hostilities between Russia and Ukraine;
•the Firm’s dependence on and ability to retain working partners and other key employees;
•the Firm’s ability to successfully identify, recruit and develop talent;
•risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

•conditions impacting the corporate advisory industry;
•the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;
•the high volatility of the Firm’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;
•the ability of the Firm’s clients to pay for its services, including its restructuring clients;
•the Firm’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Firm’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;
•strong competition from other financial advisory and investment banking firms;
•potential impairment of goodwill and other intangible assets, which represent a significant portion of the Firm’s assets;
•the Firm’s successful formulation and execution of its business and growth strategies;
•the outcome of third-party litigation involving the Firm;
•substantial litigation risks in the financial services industry;
•cybersecurity and other operational risks;
•the Firm’s ability to expand into new markets and lines of businesses for the advisory business;
•exposure to fluctuations in foreign currency exchange rates;
•assumptions relating to the Firm’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; and
•extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest)

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Firm. There can be no assurance that future developments affecting the Firm will be those that the Firm has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Firm’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 and the other documents filed by the Firm from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Firm undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$151,104	$255,520	$302,980	$425,322
Expenses
Compensation and benefits	90,587	164,404	177,832	273,874
Equity-based compensation	36,427	7,065	77,317	13,222
Total compensation and benefits	127,014	171,469	255,149	287,096
Professional fees	7,419	12,220	17,722	17,948
Technology and infrastructure	7,521	7,141	15,077	14,097
Rent and occupancy	5,378	6,593	11,107	13,295
Travel and related expenses	3,641	1,215	5,935	1,876
General, administrative and other expenses	6,491	3,674	11,766	5,878
Depreciation and amortization	2,653	3,722	5,596	7,602
Total expenses	160,117	206,034	322,352	347,792
Operating income (loss)	(9,013)	49,486	(19,372)	77,530
Non-operating income (expenses)
Related party income	950	1,565	1,508	3,774
Other income (expense)	3,845	526	5,756	(1,328)
Change in fair value of warrant liabilities	10,094	948	22,100	948
Loss on debt extinguishment	—	(39,408)	—	(39,408)
Interest expense	(69)	(3,596)	(137)	(7,464)
Total non-operating income (expenses)	14,820	(39,965)	29,227	(43,478)
Income (loss) before income taxes	5,807	9,521	9,855	34,052
Income tax benefit (expense)	(3,141)	(521)	(6,137)	(2,545)
Net income (loss)	2,666	9,000	3,718	31,507
Less: Net income (loss) attributable to non-controlling interests	(6,599)	21,499	(14,441)	44,006
Net income (loss) attributable to Perella Weinberg Partners	$9,265	$(12,499)	$18,159	$(12,499)
Net income (loss) per share attributable to Class A common shareholders (1)
Basic	$0.21	$(0.29)	$0.40	$(0.29)
Diluted	$0.00	$(0.32)	$(0.01)	$(0.32)
Weighted-average shares of Class A common stock outstanding (1)
Basic	44,584,181	42,956,667	45,247,373	42,956,667
Diluted	90,688,871	94,013,583	91,953,077	94,013,583

(1)For the three and six months ended June 30, 2021, net income (loss) per share of Class A common stock and weighted-average shares of Class A common stock outstanding is representative of the period from June 24, 2021 through June 30, 2021, the period following the Business Combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total compensation and benefits—GAAP	$127,014	$171,469	$255,149	$287,096
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	(18,525)	(7,065)	(37,235)	(13,222)
Public company transaction related incentives (2)	(11,726)	(1,473)	(23,950)	(1,638)
Adjusted total compensation and benefits	$96,763	$162,931	$193,964	$272,236

Non-compensation expense—GAAP	$33,103	$34,565	$67,203	$60,696
TPH business combination related expenses (3)	(1,645)	(1,645)	(3,290)	(3,290)
Business Combination transaction expenses (4)	(302)	(2,942)	(589)	(2,942)
Warrant Exchange transaction expenses (5)	(125)	—	(125)	—
Adjusted non-compensation expense (6)	$31,031	$29,978	$63,199	$54,464

Operating income (loss)—GAAP	$(9,013)	$49,486	$(19,372)	$77,530
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,525	7,065	37,235	13,222
Public company transaction related incentives (2)	11,726	1,473	23,950	1,638
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Business Combination transaction expenses (4)	302	2,942	589	2,942
Warrant Exchange transaction expenses (5)	125	—	125	—
Adjusted operating income (loss)	$23,310	$62,611	$45,817	$98,622

Non-operating income (expense)—GAAP	$14,820	$(39,965)	$29,227	$(43,478)
Change in fair value of warrant liabilities (7)	(10,094)	(948)	(22,100)	(948)
Loss on debt extinguishment (8)	—	39,408	—	39,408
Amortization of debt costs (9)	37	978	74	2,012
Adjusted non-operating income (expense)	$4,763	$(527)	$7,201	$(3,006)

Income (loss) before income taxes—GAAP	$5,807	$9,521	$9,855	$34,052
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,525	7,065	37,235	13,222
Public company transaction related incentives (2)	11,726	1,473	23,950	1,638
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Business Combination transaction expenses (4)	302	2,942	589	2,942
Warrant Exchange transaction expenses (5)	125	—	125	—
Change in fair value of warrant liabilities (7)	(10,094)	(948)	(22,100)	(948)
Loss on debt extinguishment (8)	—	39,408	—	39,408
Amortization of debt costs (9)	37	978	74	2,012
Adjusted income (loss) before income taxes	$28,073	$62,084	$53,018	$95,616

Income tax benefit (expense)—GAAP	$(3,141)	$(521)	$(6,137)	$(2,545)
Tax impact of non-GAAP adjustments (10)	(1,811)	151	(3,253)	151
Adjusted income tax benefit (expense)	$(4,952)	$(370)	$(9,390)	$(2,394)

Net income (loss)—GAAP	$2,666	$9,000	$3,718	$31,507
Equity-based compensation not dilutive to investors in PWP or PWP OpCo (1)	18,525	7,065	37,235	13,222
Public company transaction related incentives (2)	11,726	1,473	23,950	1,638
TPH business combination related expenses (3)	1,645	1,645	3,290	3,290
Business Combination transaction expenses (4)	302	2,942	589	2,942
Warrant Exchange transaction expenses (5)	125	—	125	—
Change in fair value of warrant liabilities (7)	(10,094)	(948)	(22,100)	(948)
Loss on debt extinguishment (8)	—	39,408	—	39,408
Amortization of debt costs (9)	37	978	74	2,012
Tax impact of non-GAAP adjustments (10)	(1,811)	151	(3,253)	151
Adjusted net income (loss)	$23,121	$61,714	$43,628	$93,222

Less: Adjusted income tax benefit (expense)	$4,952	NM	9,390	NM
Add: If-converted tax impact (11)	(8,004)	NM	(15,561)	NM
Adjusted if-converted net income (loss)	$20,069	NM	$37,457	NM

Weighted-average diluted shares of Class A common stock outstanding	90,688,871		91,953,077
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs (12)	41,654		168,435
Weighted-average adjusted diluted shares of Class A common stock outstanding	90,730,525		92,121,512

Adjusted net income (loss) per Class A share—diluted, if—converted (13)	$0.22	NM	$0.41	NM
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP Holdings LP (“PWP OpCo”) includes amortization of legacy awards granted to certain partners prior to the Business Combination and PWP Professional Partners LP (“Professional Partners”) ACU and VCU awards. The vesting of these awards does not dilute PWP shareholders relative to Professional Partners as Professional Partners’ interest in PWP OpCo does not change as a result of granting those equity awards to its working partners.

(2)Public company transaction related incentives includes discretionary bonus payments as well as equity-based compensation for transaction-related RSUs which are directly related to milestone events that were part of the Business Combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)Transaction costs that were expensed associated with the Business Combination as well as equity-based vesting for transaction-related RSUs issued to non-employees.

(5)Transaction costs that were expensed associated with the exchange offer and solicitation (together, the “Warrant Exchange”) relating to the Company’s outstanding warrants, which the Company commenced on July 22, 2022.

(6)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.

(7)Change in fair value of warrant liabilities is non-cash and we believe not indicative of our core performance.

(8)Loss on debt extinguishment resulted from the payoff of the 7.0% Subordinated Unsecured Convertible Notes due 2026 in conjunction with the Business Combination.

(9)Amortization of debt costs is composed of the amortization of debt discounts and issuance costs, which is included in interest expense.

(10)The non-GAAP tax expense represents the Company’s calculated tax expense on adjusted non-GAAP income. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.

(11)The if-converted tax expense represents the Company's calculated tax expense on adjusted non-GAAP income assuming the exchange of all partnership units for PWP Class A common stock, resulting in all of the Company’s income being subject to corporate-level tax.

(12)Assumed vesting of RSUs and performance restricted stock units (“PSUs”) as calculated using the treasury stock method and to the extent dilutive to Adjusted net income (loss) per Class A share—diluted, if-converted.

(13)Adjusted net income (loss) per Class A share—diluted, if-converted for the three and six month periods ended June 30, 2021 is not meaningful or comparative to GAAP diluted earnings per share, as it excludes activity prior to the Business Combination on June 24, 2021.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$7,419	$(427)	(1)	$6,992
Technology and infrastructure	7,521	—		7,521
Rent and occupancy	5,378	—		5,378
Travel and related expenses	3,641	—		3,641
General, administrative and other expenses	6,491	—		6,491
Depreciation and amortization	2,653	(1,645)	(2)	1,008
Non-compensation expense	$33,103	$(2,072)		$31,031

	Three Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$12,220	$(2,942)	(1)	$9,278
Technology and infrastructure	7,141	—		7,141
Rent and occupancy	6,593	—		6,593
Travel and related expenses	1,215	—		1,215
General, administrative and other expenses	3,674	—		3,674
Depreciation and amortization	3,722	(1,645)	(2)	2,077
Non-compensation expense	$34,565	$(4,587)		$29,978

	Six Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$17,722	$(714)	(1)	$17,008
Technology and infrastructure	15,077	—		15,077
Rent and occupancy	11,107	—		11,107
Travel and related expenses	5,935	—		5,935
General, administrative and other expenses	11,766	—		11,766
Depreciation and amortization	5,596	(3,290)	(2)	2,306
Non-compensation expense	$67,203	$(4,004)		$63,199

	Six Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
Professional fees	$17,948	$(2,942)	(1)	$15,006
Technology and infrastructure	14,097	—		14,097
Rent and occupancy	13,295	—		13,295
Travel and related expenses	1,876	—		1,876
General, administrative and other expenses	5,878	—		5,878
Depreciation and amortization	7,602	(3,290)	(2)	4,312
Non-compensation expense	$60,696	$(6,232)		$54,464

(1) Reflects an adjustment to exclude transaction costs associated with the Business Combination and the Warrant Exchange.

(2) Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.